UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 6, 2006

EQUITABLE RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2006, the Board of Directors of Equitable Resources, Inc. (the “Company”), upon recommendation of the Corporate Governance Committee, approved amendments to the By-Laws of the Company by adding a requirement that each director nominee deliver to the Company, prior to nomination, an irrevocable conditional resignation from the Board to be effective upon the receipt of more “withhold” votes than “for” votes in an uncontested election and the acceptance of such resignation by the Board.  The determination of whether to accept a resignation will be made by the Board, without the participation of the resigning Director, after receiving a recommendation of the Corporate Governance Committee. The Board of Directors’ explanation of its decision shall be promptly disclosed on a Form 8-K.  The new requirements are set forth in Section 3.10 of the By-Laws.  The Directors also approved conforming changes to Section 3.07 of the Company’s By-Laws.  A complete copy of the amended and restated By-Laws of the Company is attached hereto as Exhibit 3.01.

ITEM 9.01.             FINANCIAL STATEMENTS AND EXHIBITS

(c)       Exhibits

3.01                                        By-Laws of Equitable Resources, Inc. (amended through December 6, 2006)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

By:	/s/ Philip P. Conti
Philip P. Conti
Vice President and Chief Financial Officer

Date: December 12, 2006

EXHIBIT INDEX

Exhibit No.	Document Description

3.01	By-Laws of Equitable Resources, Inc. (amended through December 6, 2006)